 EXHIBIT 23.1

KPMG LLP 600 de Maisonneuve Blvd. West Suite 1500 Tour KPMG Montréal, Québec H3A 0A3	Telephone (514) 840-2100 Fax (514) 840-2187 Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated December 3, 2014, on the financial statements of Gildan Activewear Inc., which comprise the consolidated statements of financial position as at October 5, 2014 and September 29, 2013, the consolidated statements of earnings and comprehensive income, changes in equity and cash flows for each of the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, and our audit report dated December 3, 2014 on the effectiveness of internal control over financial reporting, which are incorporated by reference herein.

November 12, 2015
Montréal, Canada

*CPA auditor, CA, public accountancy permit No. A110592

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